Exhibit 1.01

Best Buy Co., Inc.
Conflict Minerals Report
For The Year Ended December 31, 2017

This Conflict Minerals Report for Best Buy Co., Inc. (“Best Buy”, “we”, “us” or “our”) covers the reporting period from January 1, 2017 to December 31, 2017, and is presented in accordance with the Securities Exchange Act of 1934, Rule 13p-1 (the “conflict minerals law”).

This Conflict Minerals Report is filed as Exhibit 1.01 to our Specialized Disclosure Report on Form SD and both documents are posted on our website at www.investors.bestbuy.com

Introduction

The Democratic Republic of the Congo (“DRC”) and its adjoining countries (Covered Countries) have massive reserves of tin, tantalum, tungsten and gold (collectively known as “3TG”), all of which are commonly used in the manufacturing of many consumer products. Occasionally, these minerals are illegally mined and traded in the eastern DRC and surrounding areas by armed groups who use funds derived from mining to fuel violence and commit human rights violations. As such, these minerals, regardless of where they are mined, are known as “conflict minerals.”

In 2010, the United States enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act, section 1502 (the “Act”). Section 1502 specifically relates to conflict minerals and requires companies covered under the Act to annually file a Form SD with the United States Securities and Exchange Commission (“SEC”) to disclose whether the 3TG used in their products directly or indirectly benefited armed groups in the DRC. This Conflict Minerals Report, which is an exhibit to our Specialized Disclosure Report on Form SD, describes the design of our conflict minerals program and provides an account of how our program was applied in 2017 to determine, to the best of our ability, the source, chain of custody and facilities used to process the minerals used in Best Buy’s private label products, which are referred to as Exclusive Brands (“ExB”).

While we have increased our engagement with upstream actors such as smelters and refiners, we still have limited engagement with parties beyond the first-tier suppliers in our supply chain. Consequently, identifying, with certainty, the smelters, refiners and recyclers and the source of the materials they process is a significant challenge. We seek to address this challenge in part by participating in and, in some cases, leading collaborative industry efforts to gather accurate data about the sources of 3TG and encourage smelters to be validated as conflict-free.

Products

Best Buy is a leading provider of technology products, services and solutions. We offer these products and services to the customers who visit our stores, engage with Geek Squad Agents or use our websites or mobile applications. We have retail operations in the U.S., Canada and Mexico.

The ExB product categories, under brand names Insignia, Dynex, Rocketfish, Platinum and Modal, in which we believe contain tin, tungsten, tantalum, gold or a combination of these four metals and are therefore within scope of our Reasonable Country of Origin Inquiry (“RCOI”) and due diligence efforts include the following:

Product Category	Product Examples
Appliances	Refrigerators, shredders, coffee makers, toasters, blenders, etc.
Computing and Mobile Phones	Tablets, monitors, keyboards, mice, chargers, mobile chargers, cables, etc.
Consumer Electronics	TVs, DVD players, video cables, stereos, speakers, sound bars, radios, etc.
Entertainment	Charging stations, power packs, steering wheel combos, etc.

Reasonable Country of Origin Inquiry (“RCOI”)

Pursuant to the conflicts minerals law, we conducted a RCOI on the source of 3TG necessary to the functionality and/or production (“necessary 3TG”) of our products to determine whether any of the necessary 3TG originated in the DRC or an adjoining country or were from recycled or scrap sources. As part of our RCOI process, we conducted the following activities:

•
Reviewed past Minerals Reporting Templates ("MRTs"), utilized a 3TG risk assessment tool and consulted with our engineering team to identify 92 active, first-tier suppliers we knew or had reason to believe used necessary 3TG in the production of ExB products (“relevant suppliers”);

•
Used the MRT created by the Responsible Minerals Initiative (“RMI”) to survey relevant suppliers, requesting the identification of the facilities that processed the necessary 3TG they utilized and the country of origin from which the ores (i.e., unrefined minerals) were sourced;

•
Reviewed information provided by the 92 relevant suppliers to determine the completeness and reasonableness of their responses and verified the processing facilities they identified by comparing against the list of known smelters and refiners as provided by RMI;

•	Reviewed country of origin information available to Best Buy through our membership in RMI (member ID V1720151223); and

•
Conducted additional research on the 3TG processing facilities identified by relevant suppliers, including direct contact, in an attempt to augment the country of origin information gathered through our membership in RMI.

Based on the results of our RCOI, we had reason to believe that some of the necessary 3TG used in ExB products may have been processed by facilities that sourced from the DRC or an adjoining country and may not have been from recycled or scrap sources. In compliance with the Act, we then exercised due diligence on the source and chain of custody of the necessary 3TG processed by these facilities that conformed to an internationally recognized due diligence framework.

Due Diligence

To determine, to the best of our ability, the source and chain of custody of the necessary 3TG used in ExB products, we conducted due diligence on our supply chain. Our due diligence measures were developed to ascertain if the minerals originated from the DRC or an adjoining country and, if so, whether armed groups directly or indirectly benefited as a result. Additional measures were designed to mitigate risks identified through the implementation of our due diligence process.

Design of our Due Diligence Measures

Our due diligence process is designed to conform to, in all material aspects given our downstream position in the supply chain, the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition and the related supplements on Tin, Tantalum, Tungsten and Gold (collectively, the “OECD Guidance”), an internationally recognized due diligence framework. In accordance with the 5-step OECD Guidance, the design of our due diligence includes, but is not limited to, the following:

1.
Maintaining strong company management system through the adoption of a Conflict Minerals Policy, the implementation of a conflict minerals governance structure and strengthened engagement with our suppliers.

2.
Identifying and assessing risks by identifying relevant suppliers to engage in our RCOI and due diligence efforts, determining a reasonable engagement approach to gather conflict mineral sourcing information, and reviewing and validating smelter information provided by suppliers to determine risks.

3.
Responding to identified risks by reporting to senior management the findings derived from our RCOI and due diligence efforts, designing training for relevant suppliers to improve their systems of transparency and control and devising and implementing a risk mitigation strategy that seeks to ensure necessary 3TG in the supply chain are conflict-free.

4.	Supporting independent, 3rd-party audits of smelters and refiners’ due diligence via our membership in an industry association that developed an audit program.

5.
Reporting on due diligence through our Specialized Disclosure Report on Form SD and Conflict Minerals Report filed with the SEC and the inclusion of conflict minerals content in our annual Corporate Responsibility and Sustainability report.

Due Diligence Measures Performed

We worked with peers across multiple industries to ensure the implementation of our due diligence process was aligned with the OECD Guidance and complemented and amplified the industry approach. The primary objective of this alignment was to maximize the efficiency and effectiveness of our efforts to identify smelters and refiners and encourage their participation in RMI’s Responsible Minerals Assurance Process (“RMAP”) or an equivalent program, including the London Bullion Market

Association’s (“LBMA”) Good Delivery program and the Responsible Jewellery Council’s (“RJC”) Chain of Custody program. For this reporting period, we performed the due diligence measures described below on the source and chain of custody of necessary 3TG in the ExB supply chain that we knew or had reason to believe originated from the DRC or a Covered Countries and may not have been from recycled or scrap sources:

OECD Guidance Step 1: Maintaining a strong company management system

•
We published an updated Conflict Minerals Policy that specifically requires our suppliers to utilize smelters and refiners (“SORs”) who have successfully completed a 3rd-party audit of their due diligence practices;

•
The policy, communicated to all relevant suppliers, also requires suppliers to have a conflict minerals policy, provide an annual MRT that identified the SORs in their supply chain, and apply relevant aspects of the OECD Guidance to their sourcing practices. These requirements were assessed and reinforced when we conducted social compliance audits at supplier factories;

•	Our Conflict Minerals policy expectations were further reinforced through contract language that obliges our suppliers to meet the policy requirements;

•
We conducted 3rd party MRT Validation audits to assess the due diligence capabilities of key ExB suppliers, better understand their level of alignment with OECD Guidance, and drive corrective actions that improved the quality of data received from the suppliers;

•
We maintained a conflict minerals governance structure comprised of an operations team and an executive committee that included the department heads from Legal, External Reporting, Corporate Responsibility & Sustainability, Exclusive Brands and Communications and Public Affairs as well as a senior executive from Human Resources. The program is ultimately managed by our Chief Communications and Public Affairs officer;

•
We further strengthened the engagement with relevant ExB suppliers by providing in-person and online training regarding the Conflict Minerals law, our policy requirements and their role in supporting our RCOI and due diligence efforts;

•	We tracked our program performance across a set of KPI as detailed in the table below:

Conflict Mineral Program Key Performance Indicators
Percent of relevant ExB suppliers who attended training	89%
Percent of relevant ExB suppliers who received training material	100%
Percent of products containing necessary 3TG that have had their supply chains surveyed	100%
Percent of relevant ExB suppliers who returned a MRT	100%
Percent of relevant ExB suppliers who have a conflict minerals policy	96%

OECD Guidance Step 2: Identifying and assessing risks

•
We reviewed data collected via our RCOI and due diligence efforts to determine if smelters in our supply chain may have been sourcing from a Covered Country and directly or indirectly financed or benefited armed groups in the DRC or an adjoining country;

•
We conducted outreach to smelters and refiners who had not been audited to determine their level of conformance to the RMI standard or another independent third-party’s standard and to encourage their participation in such a program;

•
We engaged 18 smelters and refiners to assess their sourcing practices and request country of origin information and/or to better understand the challenges they face to demonstrate their alignment with the OECD Guidance via a third-party audit;

•
We further assessed the level of risk posed by SORs reported to be in our supply chain via shared industry insights, media and other stakeholder reports, publicly available information, and the results of 3rd party audits, including audit schemes from RMI, LBMA and RJC.

OECD Guidance Step 3: Responding to identified risks

•	We reported the findings of our RCOI and due diligence measures, the subsequent risks identified, and the risk mitigation strategies to the conflict minerals executive committee;

•
We designed, implemented, and monitored risk mitigation strategies for suppliers who didn’t comply with our CM policy and SORs that had not successfully completed a 3rd party audit, including communications that reinforced our policy, providing additional training, conducted audits with corrective action plans and efforts to terminate business with some SORs who were deemed high-risk and refused to complete a third-party audit;

•	We helped smelters and refiners prepare for a RMAP audit and complete corrective action plans post-audit, as needed;

•	Monitored progress on SORs who implemented post-audit corrective action plans through our membership in RMI to ensure improvements were made in the SOR’s due diligence capabilities;

•	We took steps to disengage from 21 smelters in our supply chain who were assessed as high-risk due to their refusal to be transparent about their sourcing practices and locations.

OECD Guidance Step 4: Supporting independent, 3rd party audits of smelter and refiners’ due diligence

•	We contributed to the development and implementation of an effective smelter audit program through our membership in the RMI, which administers the Responsible Minerals Assessment Process audits;

•	We attended the annual RMI conference to gather best practices and collaborate with industry peers;

•
We supported many RMI activities including serving on the RMI Steering Committee, which sets the strategic direction for the organization, serving as Chair of the Smelter Engagement Team (“SET”), which conducts coordinated outreach to known smelters around the world to encourage them to participate in the RMAP or an equivalent program and leading the China SET, which works with smelters and refiners based in China.

OECD Guidance Step 5: Reporting on due diligence

•
We disclosed information regarding our due diligence effort on the sourcing of 3TG via our Specialized Disclosure Report and this Exhibit 1.01 Conflict Minerals Report filed with the SEC and we will include information on our conflict minerals due diligence efforts in our fiscal 2018 Corporate Responsibility and Sustainability Report, which we plan to release in the summer of 2018.

Results of Due Diligence Performed

We conducted the due diligence process described above to identify SORs and ascertain source and chain of custody information for the necessary 3TG in our ExB supply chain. In 2017, nearly 96% of the processing facilities reported by relevant suppliers have been found conformant to the RMI, LBMA, or RJC standard via an independent, third-party audit or they have committed to go through an audit. Nevertheless, based on our due diligence process and the subsequent information we gathered, we are unable to determine the origin of all the 3TG used in our products and whether armed groups directly or indirectly benefited. This is primarily due to incomplete information from suppliers who were unable to identify all the SORs used in their supply chain, company level MRTs in which we are unable to discern which of the reported SORs processed the necessary 3TG in our products, and the lack of transparency among smelters who have not yet been audited. Further complicating our ability to determine the origin of all the necessary 3TG is our downstream position in which we have no contractual relationship with upstream actors.

Of the 266 smelters and refiners provided by relevant ExB suppliers, we identified 21 for which we had reason to believe that at least a portion of the 3TG they processed may have originated in the DRC or an adjoining country and may not have been from recycled or scrap sources. All 21 of these processing facilities have been found conformant through RMAP or another independent, third-party audit scheme. Furthermore, we have not identified a supplier, smelter or refiner who we have reason to believe may be sourcing from the DRC or an adjoining country and directly or indirectly benefiting armed groups.

We are also aware that accusations, including poor labor practices and inadequate health and safety conditions at source mines, have been leveled against a few of the conformant smelters reported to be in our supply chain. We take these allegations seriously and we are monitoring 3rd party investigations and taking additional due diligence steps, including directly engaging these smelters. Based on the results of these efforts, we may take additional action, up to and including the removal of these smelters from our supply chain.

Please see the table below for the status of facilities reported to us by relevant ExB suppliers and see Attachment A for the list of smelters and refiners, their location and the countries from where they source, which is provided in aggregate by metal.

Metal	# of SORs	Conformant(1)	Active or TI-CMC Member(1)	Unknown(1)
Gold	112	88%	5%	7%
Tantalum	38	100%	0%	0%
Tin	74	95%	1%	4%
Tungsten	42	98%	0%	2%
Totals	266	93%	3%	4%

(1)	Facility status is defined as the following:

Facility Status	Status Definition
Conformant	Facilities as of April 28, 2018 that conform with a third-party due diligence audit standard
Active	Facilities that have committed to a RMAP audit or are participating in another independent third-party audit program
Unknown	Facilities that have not committed to undergo a RMAP audit and are not participating in another program

Efforts to Determine Mine of Location of Origin

While the design of our conflict minerals program is intended to identify the source and chain of custody of the necessary 3TG used in ExB products, the lack of transparency between smelters and refiners and the mine location where they source ore makes the identification of mine sites challenging. This is made more difficult by the lack of information about mine sites, especially among artisanal mines and in regions with poor governance and security. As such, we rely on MRTs received from relevant suppliers, RMI’s RCOI reports which provide country of origin information, and public information from a variety of sources including SOR disclosures, media reports, NGO reports and government reports to identify mine locations.

Future Steps to Optimize Our Due Diligence Efforts

Best Buy is committed to being a socially and environmentally responsible corporation and this commitment extends throughout the length of our value chain, from the sourcing of raw material to the responsible recycling of products. We recognize that this commitment is a journey and one that we cannot take on our own. This challenge is exacerbated given the complexity of our supply chain, which is, in essence, in a constant state of flux. As a result, we will continue to focus our efforts on collaborating across industries to improve the systems of transparency and control in our supply chain. We will also continue our engagement with relevant suppliers to build their knowledge so they are able to provide more complete and accurate information on the source of conflict minerals in our ExB supply chain and, furthermore, to impress upon them our expectation that they also apply the OECD Guidance in good faith.

Steps we intend to take in 2018 include:

•	Working with a variety of stakeholders on the development and implementation of grievance mechanism that supports the efforts of multiple audit programs, including those from RMI, LBMA and RJC;

•	Seeking to deepen our relationship with key stakeholders, such as the Shanghai Gold Exchange;

•	Conducting addition MRT Validation audits at key supplier and leverage the learning from these audits to update our training material that is delivered to all relevant suppliers;

•	Participating in RMI meetings to gather best practices and collaborate with industry peers.

Attachment A

The majority of the MRT responses we received from relevant suppliers provided data at a company level, meaning they listed the names of smelters and refiners they believe supplied 3TG for all the products they produced, not just the products they produced for Best Buy. Therefore, the processing facilities listed in the table below represent the smelters and refiners provided by our suppliers, but we do not have sufficient information to confirm whether these are the actual smelters that processed necessary 3TG used in our products. Additionally, we are unable to conclusively determine the country of origin information for our necessary 3TG but based on the data gathered from suppliers, processing facilities, public information and RMI, we believe that the sources may include the countries listed in the table below.

Metal	Processing Facility Name(1)	Location of Facility(1)	Facility Status(2)
Gold	Abington Reldan Metals, LLC	United States of America	Unknown
Gold	Advanced Chemical Company	United States of America	Conformant
Gold	Aida Chemical Industries Co., Ltd.	Japan	Conformant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Conformant
Gold	Argor-Heraeus S.A.	Switzerland	Conformant
Gold	Asahi Pretec Corp.	Japan	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	Conformant
Gold	Asahi Refining USA Inc.	United States of America	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	Conformant
Gold	AU Traders and Refiners	South Africa	Conformant
Gold	Aurubis AG	Germany	Conformant
Gold	Bangalore Refinery	India	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Conformant
Gold	Boliden AB	Sweden	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Conformant
Gold	Cendres + Metaux S.A.	Switzerland	Conformant
Gold	Chimet S.p.A.	Italy	Conformant
Gold	Chugai Mining	Japan	Unknown
Gold	Daejin Indus Co., Ltd.	Korea, Republic of	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Conformant
Gold	DODUCO Contacts and Refining GmbH	Germany	Conformant
Gold	Dowa	Japan	Conformant
Gold	DSC (Do Sung Corporation)	Korea, Republic of	Conformant
Gold	Eco-System Recycling Co., Ltd.	Japan	Conformant
Gold	Elemetal Refining, LLC	United States of America	Unknown
Gold	Emirates Gold DMCC	United Arab Emirates	Conformant
Gold	Geib Refining Corporation	United States of America	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	Conformant
Gold	Heimerle + Meule GmbH	Germany	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Conformant
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Conformant
Gold	Istanbul Gold Refinery	Turkey	Conformant

Metal	Processing Facility Name(1)	Location of Facility(1)	Facility Status(2)
Gold	Japan Mint	Japan	Conformant
Gold	Jiangxi Copper Co., Ltd.	China	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Conformant
Gold	JSC Uralelectromed	Russian Federation	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Conformant
Gold	Kazzinc	Kazakhstan	Conformant
Gold	Kennecott Utah Copper LLC	United States of America	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Active
Gold	Kojima Chemicals Co., Ltd.	Japan	Conformant
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	Conformant
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Conformant
Gold	L'azurde Company For Jewelry	Saudi Arabia	Unknown
Gold	L'Orfebre S.A.	Andorra	Active
Gold	LS-NIKKO Copper Inc.	Korea, Republic of	Conformant
Gold	Materion	United States of America	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	Conformant
Gold	Metalor Technologies S.A.	Switzerland	Conformant
Gold	Metalor USA Refining Corporation	United States of America	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Conformant
Gold	Mitsubishi Materials Corporation	Japan	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	Conformant
Gold	Modeltech Sdn Bhd	Malaysia	Active
Gold	Morris and Watson	New Zealand	Unknown
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Conformant
Gold	Nihon Material Co., Ltd.	Japan	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	Conformant
Gold	OJSC Novosibirsk Refinery	Russian Federation	Conformant
Gold	PAMP S.A.	Switzerland	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Conformant
Gold	PX Precinox S.A.	Switzerland	Conformant
Gold	Rand Refinery (Pty) Ltd.	South Africa	Conformant
Gold	Remondis Argentia B.V.	Netherlands	Active
Gold	Republic Metals Corporation	United States of America	Conformant
Gold	Royal Canadian Mint	Canada	Conformant
Gold	SAAMP	France	Conformant
Gold	SAFINA A.S.	Czech Republic	Active
Gold	Samduck Precious Metals	Korea, Republic of	Conformant
Gold	Samwon Metals Corp.	Korea, Republic of	Unknown
Gold	SAXONIA Edelmetalle GmbH	Germany	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	Spain	Conformant

Metal	Processing Facility Name(1)	Location of Facility(1)	Facility Status(2)
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Conformant
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Conformant
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Conformant
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	Conformant
Gold	T.C.A S.p.A	Italy	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	Conformant
Gold	Torecom	Korea, Republic of	Conformant
Gold	Umicore Brasil Ltda.	Brazil	Conformant
Gold	Umicore Precious Metals Thailand	Thailand	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Conformant
Gold	United Precious Metal Refining, Inc.	United States of America	Conformant
Gold	Valcambi S.A.	Switzerland	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Conformant
Gold	WIELAND Edelmetalle GmbH	Germany	Conformant
Gold	Yamakin Co., Ltd.	Japan	Conformant
Gold	Yokohama Metal Co., Ltd.	Japan	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Conformant
Tantalum	D Block Metals, LLC	United States of America	Conformant
Tantalum	Exotech Inc.	United States of America	Conformant
Tantalum	F&X Electro-Materials Ltd.	China	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	Conformant
Tantalum	Global Advanced Metals Boyertown	United States of America	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Conformant
Tantalum	H.C. Starck Co., Ltd.	Thailand	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Conformant
Tantalum	H.C. Starck Inc.	United States of America	Conformant
Tantalum	H.C. Starck Ltd.	Japan	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	KEMET Blue Metals	Mexico	Conformant
Tantalum	KEMET Blue Powder	United States of America	Conformant
Tantalum	LSM Brasil S.A.	Brazil	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Conformant
Tantalum	Mineracao Taboca S.A.	Brazil	Conformant

Metal	Processing Facility Name(1)	Location of Facility(1)	Facility Status(2)
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conformant
Tantalum	NPM Silmet AS	Estonia	Conformant
Tantalum	Power Resources Ltd.	Macedonia	Conformant
Tantalum	QuantumClean	United States of America	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Conformant
Tantalum	Taki Chemical Co., Ltd.	Japan	Conformant
Tantalum	Telex Metals	United States of America	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	Conformant
Tin	Alpha	United States of America	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	Unknown
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Conformant
Tin	China Tin Group Co., Ltd.	China	Conformant
Tin	CV Ayi Jaya	Indonesia	Conformant
Tin	CV Dua Sekawan	Indonesia	Conformant
Tin	CV Gita Pesona	Indonesia	Conformant
Tin	CV United Smelting	Indonesia	Conformant
Tin	CV Venus Inti Perkasa	Indonesia	Conformant
Tin	Dowa	Japan	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	Unknown
Tin	EM Vinto	Bolivia (Plurinational State of)	Conformant
Tin	Estanho de Rondonia S.A.	Brazil	Unknown
Tin	Fenix Metals	Poland	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	Conformant
Tin	Gejiu Jinye Mineral Company	China	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	China	Conformant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	China	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Conformant
Tin	Melt Metais e Ligas S.A.	Brazil	Conformant
Tin	Metallic Resources, Inc.	United States of America	Conformant
Tin	Metallo Belgium N.V.	Belgium	Conformant
Tin	Metallo Spain S.L.U.	Spain	Conformant
Tin	Mineracao Taboca S.A.	Brazil	Conformant
Tin	Minsur	Peru	Conformant
Tin	Mitsubishi Materials Corporation	Japan	Conformant
Tin	Modeltech Sdn Bhd	Malaysia	Active
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Conformant

Metal	Processing Facility Name(1)	Location of Facility(1)	Facility Status(2)
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Conformant
Tin	Operaciones Metalurgical S.A.	Bolivia (Plurinational State of)	Conformant
Tin	PT Aries Kencana Sejahtera	Indonesia	Conformant
Tin	PT Artha Cipta Langgeng	Indonesia	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conformant
Tin	PT Babel Inti Perkasa	Indonesia	Conformant
Tin	PT Bangka Prima Tin	Indonesia	Conformant
Tin	PT Bangka Tin Industry	Indonesia	Conformant
Tin	PT Belitung Industri Sejahtera	Indonesia	Conformant
Tin	PT Bukit Timah	Indonesia	Conformant
Tin	PT DS Jaya Abadi	Indonesia	Conformant
Tin	PT Eunindo Usaha Mandiri	Indonesia	Conformant
Tin	PT Inti Stania Prima	Indonesia	Conformant
Tin	PT Karimun Mining	Indonesia	Conformant
Tin	PT Kijang Jaya Mandiri	Indonesia	Conformant
Tin	PT Lautan Harmonis Sejahtera	Indonesia	Conformant
Tin	PT Menara Cipta Mulia	Indonesia	Conformant
Tin	PT Mitra Stania Prima	Indonesia	Conformant
Tin	PT Panca Mega Persada	Indonesia	Conformant
Tin	PT Premium Tin Indonesia	Indonesia	Conformant
Tin	PT Prima Timah Utama	Indonesia	Conformant
Tin	PT Rajehan Ariq	Indonesia	Conformant
Tin	PT Refined Bangka Tin	Indonesia	Conformant
Tin	PT Sariwiguna Binasentosa	Indonesia	Conformant
Tin	PT Stanindo Inti Perkasa	Indonesia	Conformant
Tin	PT Sukses Inti Makmur	Indonesia	Conformant
Tin	PT Sumber Jaya Indah	Indonesia	Conformant
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	Conformant
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	Conformant
Tin	PT Tinindo Inter Nusa	Indonesia	Conformant
Tin	PT Tommy Utama	Indonesia	Conformant
Tin	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tin	Rui Da Hung	Taiwan, Province of China	Conformant
Tin	Soft Metais Ltda.	Brazil	Conformant
Tin	Thaisarco	Thailand	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Conformant
Tin	Yunnan Tin Company Limited	China	Conformant
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Conformant
Tungsten	ACL Metais Eireli	Brazil	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conformant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China	Unknown
Tungsten	Global Tungsten & Powders Corp.	United States of America	Conformant

Metal	Processing Facility Name(1)	Location of Facility(1)	Facility Status(2)
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Conformant
Tungsten	Hydrometallurg, JSC	Russian Federation	Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conformant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conformant
Tungsten	Kennametal Fallon	United States of America	Conformant
Tungsten	Kennametal Huntsville	United States of America	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Conformant
Tungsten	Moliren Ltd.	Russian Federation	Conformant
Tungsten	Niagara Refining LLC	United States of America	Conformant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Viet Nam	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam	Conformant
Tungsten	Unecha Refractory metals plant	Russian Federation	Conformant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	Austria	Conformant
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Conformant
Country of origin for the gold processed by the facilities listed above may include:
Benin, Bolivia (Plurinational State of), Burkina Faso, Canada, Chile, China, Columbia, Ecuador, Eritrea, Ghana, Guatemala, Guinea, Guyana, Honduras, Mali, Nicaragua, Panama, Peru, Russian Federation, South Africa, Senegal, Togo and the United States of America

Country of origin for the tantalum processed by the facilities listed above may include:
Austria, Bolivia (Plurinational State), Brazil, Burundi, China, Columbia, Democratic Republic of the Congo, Ethiopia, France, Guinea, Guyana, India, Kazakhstan, Madagascar, Malaysia, Mozambique, Namibia, Nigeria, Russian Federation, Rwanda, Sierra Leone, Thailand, United States of America and Zimbabwe

Country of origin for the tin processed by the facilities listed above may include:
Argentina, Australia, Bolivia, Brazil, Burundi, China, Columbia, Democratic Republic of the Congo, Germany, Indonesia, Laos, Malaysia, Mongolia, Myanmar, Nigeria, Peru, Portugal, Russian Federation, Rwanda, Thailand, United Kingdom, Uganda, Viet Nam and Zimbabwe

Country of origin for the tungsten processed by the facilities listed above may include:
Australia, Austria, Bolivia (Plurinational State of), Brazil, Burundi, Cambodia, Canada, China, Columbia, Democratic Republic of the Congo, Japan, Mexico, Mongolia, Nigeria, Portugal, Russian Federation, Rwanda, Spain, United Kingdom, United States of America, Uzbekistan and Viet Nam

(1)	Facility name and location as reported by the Responsible Minerals Initiative.

(2)	Facility status is defined as the following:

Facility Status	Status Definition
Conformant	Facilities as of April 28, 2018 that conform with a third-party due diligence audit standard
Active	Facilities that have committed to a RMAP audit or are participating in another independent third-party audit program
Unknown	Facilities that have not committed to undergo a RMAP audit and are not participating in another audit program